AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 27, 2004

                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                  ---------------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                  ---------------------------------------------


                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE       7733 Forsyth Blvd., 23rd Floor      51-0265872
       (State or other      St. Louis, Missouri 63105      (I.R.S. Employer
       jurisdiction of           (314) 863-7422           Identification No.)
      incorporation or
        organization)

                    (Address of Principal Executive Offices)

                              REHABCARE GROUP, INC.
           SECOND AMENDED AND RESTATED 1996 LONG-TERM PERFORMANCE PLAN
                            (Full title of the plan)

                              VINCENT L. GERMANESE
          Senior Vice President, Chief Financial Officer and Secretary
                              RehabCare Group, Inc.
                         7733 Forsyth Blvd., Suite 2300
                            St. Louis, Missouri 63105
                                 (314) 863-7422
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             ROBERT M. LAROSE, ESQ.
                               Thompson Coburn LLP
                          One US Bank Plaza, Suite 3500
                            St. Louis, Missouri 63101
                            Telephone: (314) 552-6000
                            Facsimile: (314) 552-7000

                         CALCULATION OF REGISTRATION FEE
===============================================================================
  Title of       Amount to be    Proposed         Proposed       Amount of
Securities to     registered      maximum          maximum      registration
be registered                  offering price     aggregate         fee
                                per share(2)   offering price(2)

-------------------------------------------------------------------------------
Common Stock,
$.01 par value(1)   200,000       $22.83         $4,566,000       $579.00

===============================================================================

(1)  Includes one attached Preferred Stock Purchase Right per share.

(2) The proposed maximum aggregate offering price has been estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and is based upon a price of $22.83 per share, being the average of the high and low transaction prices of the Company's Common Stock per share as reported on the New York Stock Exchange on August 27, 2004.

                                EXPLANATORY NOTE
                                ----------------

                              REHABCARE GROUP, INC.
           SECOND AMENDED AND RESTATED 1996 LONG-TERM PERFORMANCE PLAN

     Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed by RehabCare Group, Inc., a Delaware corporation (the "Company"), in connection with the registration of an additional 200,000 shares of the Company's common stock, $.01 par value per share, to be issued pursuant to the RehabCare Group, Inc. Second Amended and Restated 1996 Long-Term Performance Plan (the "1996 Plan"). The contents of the Registration Statement on Form S-8 (File No. 333-11311), filed by the Company with the Securities and Exchange Commission (the "Commission") on September 3, 1996, together with the contents of the post-effective amendment thereto filed with the Commission on September 7, 1999, are incorporated herein by reference.

     The shares of the Company's stock registered hereby are currently registered pursuant to the Company's Registration Statement on Form S-8 (File No. 333-86679), filed by the Company with the Commission on September 7, 1999, to be issued under the RehabCare Group, Inc. 1999 Non-Employee Director Stock Plan (the "1999 Plan"). The board of directors of the Company amended and restated the 1996 Plan in March 2004, and such amendment and restatement was approved by the Company's stockholders on May 4, 2004. This amendment and restatement of the Plan merged the 1999 Plan with and into the 1996 Plan. The 1996 Plan, as amended and restated, is attached as Appendix B to the Company's Proxy Statement on Schedule 14A (File No. 001-14655), filed by the Company with the Commission on March 29, 2004, and is hereby incorporated by reference into this registration statement. The shares of stock registered under the 1999 Plan that have not been issued will be removed from registration pursuant to a post-effective amendment to the registration statement filed for the 1999 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 8.     Exhibits.

            See Exhibit Index located at page 4 hereof.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933,
     --------------
the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on October 26, 2004.

                                 REHABCARE GROUP, INC.


                                 By /s/ Vincent L. Germanese
                                    -------------------------------------------
                                    Vincent L. Germanese, Senior Vice President,
                                    Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John H. Short, Ph.D. and Vincent L. Germanese, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                  Title                         Date
           ---------                  -----                         ----
/s/ John H. Short
------------------------      President, Chief Executive     October 26, 2004
John H. Short, Ph.D.          Officer and Director
Principal Executive Officer

/s/ Vincent L. Germanese
------------------------      Senior Vice President,         October 26, 2004
Vincent L. Germanese          Chief Financial Officer
Principal Financial Officer   and Secretary

/s/ Mark A. Bogovich
------------------------      Vice President,                October 26, 2004
Mark A. Bogovich              Chief Accounting Officer
Principal Accounting Officer

                                      -2-


/s/ H. Edwin Trusheim
------------------------
H. Edwin Trusheim             Chairman of the Board          October 26, 2004
                              of Directors

/s/ William G. Anderson
------------------------      Director                       October 26, 2004
William G. Anderson

/s/ Colleen Conway-Welch
------------------------      Director                       October 26, 2004
Colleen Conway-Welch,
Ph.D., R.N.

/s/ C. Ray Holman
------------------------      Director                       October 26, 2004
C. Ray Holman

/s/ Theodore M. Wight
------------------------      Director                       October 26, 2004
Theodore M. Wight

/s/ Joseph R. Swedish
------------------------      Director                       October 26, 2004
Joseph R. Swedish


                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                             Description
------                             -----------

4.1            Restated Certificate of Incorporation of the Company filed as
               Exhibit 3.1 to the Company's Registration Statement on Form S-1, dated May 9, 1991 (Registration No. 33-40467), and incorporated herein by reference.
4.2 Certificate of Amendment of Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995, and incorporated herein by reference.
4.3 Amended and Restated Bylaws of the Company filed as Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, and incorporated herein by reference.
4.4            Rights Agreement, dated August 28, 2002, by and between the
               Company and Computershare Trust Company, Inc. filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed
               September 5, 2002, and incorporated herein by reference.
4.5            RehabCare Group, Inc. Second Amended and Restated 1996 Long-Term
               Performance Plan, filed as Appendix B to the Company's definitive
               Proxy Statement on Schedule 14A for the 2004 Annual Meeting of
               Stockholders (File No. 001-14655), filed by the Company with the Commission on March 29, 2004, and incorporated herein by reference.
5.1 Opinion of Thompson Coburn LLP, as to the legality of the securities being registered.
23.1           Consent of KPMG LLP.
25.1 Power of Attorney (included on the signature pages to this Registration Statement).


                                  [Exhibit 5.1]

                       [Letterhead of Thompson Coburn LLP]


October 27, 2004


RehabCare Group, Inc.
7733 Forsyth Blvd., 17th Floor
St. Louis, Missouri 63105

Re: Registration Statement on Form S-8 -- 200,000 Shares of RehabCare Group, Inc. Common Stock, $.01 par value
     --------------------------------------------------------------------------

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on October 27, 2004, by RehabCare Group, Inc., a Delaware corporation (the "Company"), pertaining to the proposed issuance by the Company of up to 200,000 shares of the Company's common stock, $.01 par value (the "Shares"), as provided in the RehabCare Group, Inc. Second Amended and Restated 1996 Long-Term Performance Plan (the "Plan"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Certificate of Incorporation, as amended, By-Laws, and resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that:

1. The Company is duly incorporated and is validly existing under the laws of the State of Delaware; and

2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

Very truly yours,

/s/ Thompson Coburn LLP

                                 [Exhibit 23.1]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
RehabCare Group, Inc.:

We consent to the incorporation by reference in this Registration Statement of RehabCare Group, Inc. (the "Company") on Form S-8 of our report dated February 2, 2004, except as to Note 19, which is as of March 2, 2004, appearing in the Annual Report on Form 10-K of RehabCare Group, Inc. for the year ended December 31, 2003.

                                                        /s/ KPMG LLP


St. Louis, Missouri
October 27, 2004